UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 14, 2004

Transkaryotic Therapies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21481	04-3027191

(Commission File Number)	(IRS Employer Identification No.)

700 Main Street, Cambridge, MA	02139

(Address of Principal Executive Offices)	(Zip Code)

(617) 349-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

     On September 14, 2004, Transkaryotic Therapies, Inc., (“TKT”) notified the European stockholders of TKT Europe – 5S AB (“TKT Europe”) that TKT was exercising its right under the Stockholders’ Agreement, dated April 12, 2000, (the “Stockholders’ Agreement”), by and among TKT, TKT Europe and the European stockholders to purchase the European stockholders’ 20% ownership interest in TKT Europe. The Company originally established TKT Europe in April 2000 for the purpose of marketing, selling and distributing TKT’s Replagal product in Europe.

     Under the Stockholders’ Agreement, the total buyout price for the European stockholders’ ownership interest is equal to (a) 20% of the operating profits, as defined in the Stockholders’ Agreement, for the period from September 1, 2003 to August 31, 2004, multiplied by a buyout factor of four, subject to adjustment, plus (b) 20% of the accumulated positive earnings of TKT Europe. TKT and TKT Europe are in the process of calculating the buyout price, which will be dependent on a final determination of the profits of TKT Europe. TKT estimates that the buyout price could be between $55,000,000 and $65,000,000 based on its current estimates for sales and expenses.

     The Company expects that it will consummate the buyout in the fourth quarter of 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2004	REGISTRANT TRANSKARYOTIC THERAPIES, INC.
	By:	/s/ Gregory D. Perry
Gregory D. Perry
Vice President and Chief Financial Officer